                                                              EXHIBIT 99.906CERT

EXHIBIT 12(b)

SECTION 906 CERTIFICATIONS

                            SECTION 906 CERTIFICATION

        Michael E. Kenneally, Chief Executive Officer, and Michael A. Pignataro, Chief Financial Officer, of Credit Suisse Strategic Small Cap Fund, Inc. (the "Fund"), each certify to his knowledge that:

(1) The Fund's periodic report on Form N-CSR for the period ended October 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.


    /s/ Michael E. Kenneally             /s/ Michael A. Pignataro
    ------------------------             ------------------------
    Michael E. Kenneally                 Michael A. Pignataro
    Chief Executive Officer              Chief Financial Officer
    January 7, 2005                      January 7, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

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